Exhibit 99.1
PRESS RELEASE
Investor Relations:                    Media:
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PHILIP MORRIS INTERNATIONAL INC. PRESENTS AT THE CAGNY CONFERENCE;
REAFFIRMS 2018 FULL-YEAR REPORTED DILUTED EPS GUIDANCE

NEW YORK, February 21, 2018 -- Philip Morris International Inc.’s (NYSE / Paris Euronext: PM) Chief Executive Officer, André Calantzopoulos, Chief Operating Officer, Jacek Olczak, and Chief Financial Officer, Martin King, address investors today at the Consumer Analyst Group of New York Conference in Boca Raton, Florida, USA.

The presentation and Q&A session are being webcast live, in a listen-only mode, beginning at approximately 9:00 a.m. ET, at www.pmi.com/2018cagny, and on the PMI Investor Relations App available at www.pmi.com/irapp. An archived copy of the webcast, together with presentation remarks and slides, will be available on the same site and the App.

The presentation will provide an overview of the company’s: strategy for a smoke-free future; key success factors; strong combustible business; operating model and investment plans for driving the commercial success of its reduced-risk products; and its 2018 financial outlook, including capital structure and shareholder return priorities.

The company reaffirms its 2018 reported diluted EPS guidance, announced on February 8, for 2018 full-year reported diluted earnings per share to be in a range of $5.20 to $5.35, versus $3.88 in 2017. Excluding a favorable currency impact, at then-prevailing rates, of approximately $0.16 per share, the reported diluted EPS range represents an increase of approximately 7% to 10% versus adjusted diluted EPS of $4.72 in 2017. Adjusted diluted earnings per share of $4.72 in 2017 is calculated as reported diluted EPS of $3.88, plus tax items of $0.84 per share primarily related to the implementation of the Tax Cuts and Jobs Act.

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This 2018 forecast assumes: currency-neutral net revenue growth of over 8%, operating cash flow of over $9.0 billion; capital expenditures of approximately $1.7 billion; and no share repurchases. This forecast excludes the impact of any future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates, further developments related to the Tax Cuts and Jobs Act, and any unusual events.

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The company notes that, while currency spot rates have moved in a favorable direction since it provided guidance on February 8, these rates remain volatile. The company will revisit the impact of currency when it provides EPS guidance with its first quarter earnings results on April 19.

As communicated on February 8, the company anticipates reported diluted EPS of approximately $0.87 in the first quarter of 2018, including approximately $0.03 of favorable currency, at then-prevailing rates.

The presentation, related discussion and this release contain statements that, to the extent they do not relate strictly to historical or current facts, constitute "forward-looking statements" within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current plans, estimates and expectations, and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in the presentation, related discussion and this release include those described under Item 1A. “Risk Factors” in PMI’s Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission. PMI does not undertake to publicly update or revise any forward-looking statements, except in the normal course of its public disclosure obligations.

Philip Morris International: Who We Are

We are a leading international tobacco company engaged in the manufacture and sale of cigarettes and other nicotine-containing products in markets outside the United States of America.  We’re building our future on smoke-free products that are a much better consumer choice than continuing to smoke cigarettes.  Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, we aim to ensure that our smoke-free products meet adult consumer preferences and rigorous regulatory requirements. Our vision is that these products ultimately replace cigarettes to the benefit of adult smokers, society, our company and our shareholders.  For more information, see www.pmi.com and www.pmiscience.com.